Exhibit 99.1

News Release

For Immediate Release	CONTACT:
Bill Newbould
(610) 558-9800

ENDO PROVIDES UPDATE ON CLINICAL DEVELOPMENT PROGRAM

FOR KETOPROFEN PATCH

CHADDS FORD, Pa., July 11, 2007 – Endo Pharmaceuticals Inc., a wholly owned subsidiary of Endo Pharmaceuticals Holdings Inc. (Nasdaq: ENDP), today announced that it is withdrawing guidance pertaining to the anticipated first-half 2008 filing date of its New Drug Application (NDA) for the topical ketoprofen patch, its development product being studied for the treatment of soft-tissue injuries. This delay has no impact on the company’s previously issued 2007 financial guidance.

The company’s decision regarding the ketoprofen patch is based on the outcome of two Phase III double-blind, placebo-controlled clinical trials. One study evaluated the ketoprofen patch as a treatment for ankle sprains and strains, and the second was targeted at treating the pain associated with tendonitis or bursitis of the shoulder, elbow or knee. No statistically significant difference was observed in either trial in the primary endpoint — average pain intensity during daily activities — between patients treated with the ketoprofen patch and patients using a placebo patch.

A third Phase III study, evaluating the ketoprofen patch in the treatment of pain associated with tendonitis or bursitis of the shoulder, elbow or knee, is ongoing. An open-label, Phase III long-term (three months) study evaluating the safety of the ketoprofen patch in patients with osteoarthritis flare in the knee is also ongoing.

“Our initial view is that the results of the first two Phase III trials illustrate the difficulty of demonstrating a statistically significant separation between the treated and control groups in clinical studies involving topical patches,” said David A. Lee, M.D., Ph.D., Chief Scientific Officer. “Before determining our next course of action, we intend to review the results of these two trials in relation to the positive placebo-controlled trials conducted in Europe. We expect to provide further clarification during our second quarter earnings call, tentatively scheduled for August 1.”

About Endo Pharmaceuticals

A wholly owned subsidiary of Endo Pharmaceuticals Holdings Inc., Endo Pharmaceuticals is a fully integrated specialty pharmaceutical company with market leadership in pain management products. The company researches, develops, produces and markets a broad product offering of branded and generic pharmaceuticals, meeting the needs of healthcare professionals and consumers alike. More information, including this and past press releases of Endo Pharmaceuticals Holdings Inc. is available online at www.endo.com.

- more -

Forward-Looking Statements

This press release contains forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended, that are based on management’s beliefs and assumptions, current expectations, estimates and projections. Statements that are not historical facts, including statements which are preceded by, followed by, or that include, the words “believes,” “anticipates,” “plans,” “expects” or similar expressions and statements are forward-looking statements. Endo’s estimated or anticipated future results, product performance or other non- historical facts are forward-looking and reflect Endo’s current perspective on existing trends and information. Many of the factors that will determine the Company’s future results are beyond the ability of the Company to control or predict. These statements are subject to risks and uncertainties and, therefore, actual results may differ materially from those expressed or implied by these forward-looking statements. The reader should not rely on any forward-looking statement. The Company undertakes no obligation to update any forward-looking statements whether as a result of new information, future events or otherwise. Several important factors, in addition to the specific factors discussed in connection with these forward-looking statements individually, could affect the future results of Endo and could cause those results to differ materially from those expressed in the forward-looking statements contained in this press release. Important factors that may affect future results include, but are not limited to: market acceptance of the Company’s products and the impact of competitive products and pricing; dependence on sole source suppliers; the success of the Company’s product development activities and the timeliness with which regulatory authorizations and product launches may be achieved; successful compliance with extensive, costly, complex and evolving governmental regulations and restrictions; the availability on commercially reasonable terms of raw materials and other third party manufactured products; exposure to product liability and other lawsuits and contingencies; dependence on third party suppliers, distributors and collaboration partners; the ability to timely and cost effectively integrate acquisitions; uncertainty associated with pre- clinical studies and clinical trials and regulatory approval; uncertainty of market acceptance of new products; the difficulty of predicting FDA approvals; risks with respect to technology and product development; the effect of competing products and prices; uncertainties regarding intellectual property protection; uncertainties as to the outcome of litigation; changes in operating results; impact of competitive products and pricing; product development; changes in laws and regulations; customer demand; possible future litigation; availability of future financing and reimbursement policies of government and private health insurers and others; and other risks and uncertainties detailed in Endo’s filings with the Securities and Exchange Commission, including its Registration Statement on Form 10-K filed with the SEC on March 1, 2007. Readers should evaluate any statement in light of these important factors.

###